March 16, 2000



Board of Directors
Westell Technologies, Inc.
750 North Commons Drive
Aurora, Illinois 60504

         Re: Registration Statement on Form S-8; 5,000,000 shares of Class A Common Stock to be issued pursuant to 1995 Stock Incentive Plan
                  --------------------------------------------------------

Gentlemen:

         You have requested our opinion in connection with the above-referenced Registration Statement on Form S-8 (the "Registration Statement") of Westell Technologies, Inc. (the "Company"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 5,000,000 shares of the Class A Common Stock of the Company, $0.01 par value (the "Common Stock"), which may be issued pursuant to the Westell Technologies, Inc. 1995 Stock Incentive Plan (the "Plan").

         We have examined or considered:

                  1. A copy of the Company's Amended and Restated Articles of Incorporation, as amended.

                  2.  The Amended and Restated By-Laws of the Company.

                  3. Copies of resolutions duly adopted by the Board of Directors and evidence of stockholders approvals relating to the amendment to the Plan to increase by 5,000,000 the number of shares of Class A Common Stock which may be issued thereunder.

                  4.  A copy of the Plan.

         In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

Board of Directors
Westell Technologies, Inc.
March 16, 2000
Page 2

         Based on the foregoing, we are of the opinion that all corporate proceedings necessary for the authorization, issuance and delivery of the shares of Class A Common Stock under the Plan have been duly taken and upon issuance pursuant to the terms of the Plan, the Class A Common Stock will be validly issued, fully paid and nonassessable.

         This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. Notwithstanding the foregoing, we hereby consent to the references to our firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                                   Very truly yours,


                                                   /s/ McDermott, Will & Emery